                                                                     EXHIBIT 4.8

                                                          FEDERAL IDENTIFICATION
                                                                  No. 04-2495703
                                                                   -------------

                       THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                        CERTIFICATE OF VOTE OF DIRECTORS
                    ESTABLISHING A CLASS OR SERIES OF STOCK
                    (GENERAL LAWS, CHAPTER 156B, SECTION 26)

We,   Mitchell G. Tyson,                         , *President/xxxxxxxxxxxxxxx,
   ---------------------------------------------------------------------------
and   Robert L. Birnbaum                            , xxxxx/ *Assistant Clerk,
   ---------------------------------------------------------------------------
of    PRI Automation, Inc.
   ---------------------------------------------------------------------------
                          (EXACT NAME OF CORPORATION)

located at: 805 Middlesex Turnpike, Billerica, Massachusetts 01821,
           -------------------------------------------------------------------
                (STREET ADDRESS OF CORPORATION IN MASSACHUSETTS)


do hereby certify that at a meeting of the directors of the corporation held on November 24, 1998, the following vote establishing and designating a class or series of stock and determining the relative rights and preferences thereof was duly adopted:

See Continuation Sheet 2A

                                                        SECRETARY OF
                                                      THE COMMONWEALTH
                                                      99 MAR-2 AM 8:51

                                                        [TIME STAMP]












* DELETE THE INAPPLICABLE WORDS.
NOTE: VOTES FOR WHICH THE SPACE PROVIDED ABOVE IS NOT SUFFICIENT SHOULD BE PROVIDED ON ONE SIDE OF SEPARATE 8 1/2 x 11 SHEETS OF WHITE PAPER, NUMBERED 2A, 2B, ETC. WITH A LEFT MARGIN OF AT LEAST 1 INCH.

                              CONTINUATION SHEET 2A
                              ---------------------


VOTED: That, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Articles of Organization of the Corporation, the Board of Directors hereby designates and establishes one share of its authorized but unissued Preferred Stock as its Special Voting Preferred Stock, par value $0.01 per share (the "Special Voting Preferred Stock"); that such Special Voting Preferred Stock shall have the terms set forth in their entirety in ANNEX A attached hereto; that such terms be, and they hereby are approved; and that the President or any Vice President and the Clerk or any Assistant Clerk of the Corporation be, and they hereby are, authorized to execute a Certificate of Vote of Directors
         Establishing a Class or Series of Stock (the "Certificate of Vote of Directors") setting forth such terms in the name of the Corporation, and to file the Certificate of Vote of Directors with the Secretary of State of The Commonwealth of Massachusetts and such other governmental authorities as may be required by law.

                                     ANNEX A
                                     -------

                     TERMS OF SPECIAL VOTING PREFERRED STOCK
                     ---------------------------------------

1. DESIGNATION; NUMBER OF SHARES. The class of Preferred Stock known as "Special Voting Preferred Stock" shall consist of one (1) share.

2. VOTING. On all matters submitted to a vote of stockholders of the Corporation, the holder of the share of Special Voting Preferred Stock shall be entitled at any relevant date to the number of votes determined in accordance with a certain Voting and Exchange Trust Agreement, dated as of March 2, 1999, by and among the Corporation, 1325949 Ontario Inc., a corporation organized and existing under the laws of the Province of Ontario and a wholly owned subsidiary of the Corporation, Promis Systems Corporation Ltd., a corporation organized and existing under the laws of Canada ("Promis"), and Montreal Trust Company of Canada, a trust company incorporated under the laws of Canada. Except as required by law or by the Articles of Organization of the Corporation, the holder of the share of Special Voting Preferred Stock and the holders of the Common Stock of the Corporation shall vote together as a single class in the election of directors and on all matters submitted to a vote of the stockholders of the Corporation. In the event that the Special Voting Preferred Stock is required by law or by the Articles of Organization of the Corporation to vote separately as a class or series on a proposal, the holder of the share of Special Voting Preferred Stock shall in addition to voting separately as a class or series on such proposal, also be entitled to vote with the holders of the Corporation's Common Stock together as a single class.

3. DIVIDENDS. The holder of the share of Special Voting Preferred Stock shall not be entitled to receive any dividends.

4. LIQUIDATION. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holder of the share of Special Voting Preferred Stock shall be entitled to be paid out of the net assets of the Corporation available for distribution, before any distribution or payment is made upon any stock of the Corporation ranking on liquidation junior to the Special Voting Preferred Stock, an amount equal to $1.00, subject to equitable adjustment in the event of stock splits, stock dividends, combinations and the like involving the Special Voting Preferred Stock (the "Special Voting Preferred Stock Liquidation Payment"). Upon any such dissolution, liquidation or winding up of the affairs of the Corporation, after the holder of the share of Special Voting Preferred Stock shall have been paid the amount to which it shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Special Voting Preferred Stock. Whenever the distribution provided for in this paragraph shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation. Written notice of such dissolution, liquidation or winding up of the affairs of the Corporation, stating a payment date, the amount of the Special Voting Preferred Stock Liquidation Payment and the place where said Special Voting Preferred Stock Liquidation Payment shall be payable, shall be given by mail, postage prepaid, not less than 5 days prior to the payment date stated therein, to the holder of record of Special Voting Preferred Stock, such notice to be addressed to such holder at its address as shown by the records of the Corporation. For purposes hereof, the Common Stock shall rank on liquidation junior to the

         Special Voting Preferred Stock. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 4.

5. REDEMPTION. (a) The share of Special Voting Preferred Stock shall be redeemed by the Corporation as described herein, at a price of $1.00, subject to equitable adjustment in the event of stock splits, stock dividends, combinations and the like involving the Special Voting Preferred Stock (the "Redemption Price"). Such redemption shall occur automatically and simultaneously, but only upon the issuance by the Corporation of its Common Stock or delivery by 1325949 Ontario Inc. of the Corporation's Common Stock for the last outstanding Exchangeable Share of Promis ("Exchangeable Share") held by a person other than the Corporation or any of its subsidiaries.

                  (b) Promptly after the issuance by the Corporation of its Common Stock or delivery by 1325949 Ontario Inc. of the Corporation's Common Stock for the last outstanding Exchangeable Share held by a person other than the Corporation or any of its subsidiaries, the Corporation shall give written notice (the "Redemption Notice") by mail, postage prepaid, to the holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of the share of Special Voting Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, the date on which the last outstanding Exchangeable Share held by a person other than the Corporation or any of its subsidiaries was acquired by the Corporation or any of its subsidiaries (the "Redemption Date") and the place and date (not to exceed 20 days from the date such notice is given) where said Redemption Price shall be payable. The Redemption Notice shall be addressed to such holder at the address of the holder as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of the holder of the share of Special Voting Preferred Stock (including the right to vote as provided in paragraph 2 above) shall cease with respect to such share (except the right to receive the Redemption Price), and such share shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the Corporation does not have funds legally available for redemption of the share of Special Voting Preferred Stock on the Redemption Date, the share of Special Voting Preferred Stock shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when the Corporation has legally available funds for the redemption of such share of Special Voting Preferred Stock, such funds will be used to redeem such share.

                  (c) The share of Special Voting Preferred Stock redeemed pursuant to this paragraph 5 or otherwise acquired by the Corporation in any manner whatsoever shall upon any such reacquisition by the Corporation be automatically restored to the status of an authorized but unissued share of Preferred Stock of the Corporation.

SIGNED UNDER THE PENALTIES OF PURJURY, this   2nd  day of   March,      1999.
                                            ------       ----------     ------

Mitchell G. Tyson                                    , *President/ xxxxxxxxxxxxx
------------------------------------------------------

Robert L. Birnbaum                                   , xxxxx/ * Assistant Clerk
------------------------------------------------------

* DELETE THE INAPPLICABLE WORDS.

                       THE COMMONWEALTH OF MASSACHUSETTS


                        CERTIFICATE OF VOTE OF DIRECTORS
                   ESTABLISHING A SERIES OF A CLASS OF STOCK
                    (GENERAL LAWS, CHAPTER 156B, SECTION 26)

             ------------------------------------------------------
             ------------------------------------------------------


              I hereby approve the within Certificate of Vote of Directors and, the filing fee in the amount of $________ having been paid, said certificate is deemed to have been filed with me this___________day of____________, 19________.






              EFFECTIVE DATE:
                             -------------------------------------




                             WILLIAM FRANCIS GALVIN
                         SECRETARY OF THE COMMONWEALTH




                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:




                            Andrew J. Cordner, Esq.
                      -------------------------------------
                             Foley, Hoag & Eliot LLP
                      -------------------------------------
                             One Post Office Square
                      -------------------------------------
                                Boston, MA 02109
                      -------------------------------------
                      Telephone: (617) 832-1000
                                ---------------------------